As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3559	32-0547454
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

24980 N. 83rd Avenue, Ste. 100

Peoria, Arizona 85383

(866) 370-3835

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tyler B. Wilson, Esq.

Vice President & General Counsel

24980 N. 83rd Avenue, Ste. 100

Peoria, Arizona 85383

(866) 370-3835

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.000001 per share	$5,000,000	$545.50

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 21, 2020

PRELIMINARY PROSPECTUS

                       Shares

Taronis Fuels, Inc. Common Stock

This is a public offering of shares of common stock of Taronis Fuels, Inc. We are offering                shares of our common stock, par value $0.000001 (“Common Stock”), in this offering at an assumed offering price of $                per share, for a maximum aggregate offering price of $5,000,000. Our Common Stock is currently quoted on the OTCQB under the symbol “TRNF.” On                        , 2020, the last reported sale price of our common stock was $                      per share. The share prices on the OTCQB may not be indicative of the market price of our Common Stock on a national securities exchange.

We have applied to have our Common Stock listed on the NYSE American under the symbol “TRNF.” The listing of our Common Stock on the NYSE American is not a condition to this offering.

We are an “emerging growth company” and “smaller reporting company” under applicable Securities and Exchange Commission rules, and therefore are subject to reduced reporting requirements.

Investing in our Common Stock involves certain risks. Before making any investment in our Common Stock, you should carefully consider the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to Taronis Fuels, Inc., before expenses	$	$

(1)	See “Underwriting” beginning on page 25.

The underwriter expects to deliver the shares of Common Stock to purchasers on or about                          , 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2020

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus does not constitute, and many not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus is accurate as of the date on its cover regardless of the time of delivery of this prospectus or any sale of the Common Stock, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 6. You should also read and consider the information in the documents to which we have referred you to in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

For investors outside of the United States: We have not, and the underwriter(s) have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

We use our registered trademarks and trade names in this prospectus. Solely for convenience, trademarks and trade names referred to in this prospectus do not always appear with the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any documents incorporated by reference herein) contains statements with respect to us which constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the ‘‘safe harbor’’ created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “would,” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in any forward-looking statements we make. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” and in the documents incorporated by reference herein, and presently unknown risks or uncertainties that may arise in the future.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information that you should consider before investing in our Common Stock. Therefore, you should carefully read the entire prospectus and the documents incorporated by reference herein, including “Risk Factors” and the consolidated financial statements and related notes, before making an investment decision. All references to “we,” “us,” “our,” and the “company” mean Taronis Fuels, Inc. and its subsidiaries.

Company Overview

We are a renewable fuel and power generation company. Our primary business objective is the production of sustainable, socially responsible alternatives to existing fossil fuel and industrial gas products. Our first commercially viable product is a metal cutting fuel called “MagneGas”. MagneGas is a proprietary synthetic gas comprised primarily of hydrogen that is produced by the Company from its patented Venturi® Flow Submerged Plasma Arc Gasification Units (“Gasification Units”). MagneGas is comprised primarily of hydrogen and created through a patented protected process.

About “MagneGas”

“MagneGas” is the Company’s clean, renewable, environmentally sustainable metal cutting fuel. MagneGas is a synthetic gas comprised primarily of ionized hydrogen gas that is sold as an alternative product substitute for existing fossil fuel-based metal cutting fuels, such as acetylene and propane. MagneGas is made by running a feedstock input through the Gasification Unit. We primarily use medical grade waste ethanol as our chosen input to create MagneGas. Below is a graphic depiction of the process:

Venturi® Flow Submerged Plasma Arc Gasification Unit Overview

●	We produce renewable gases using our fully patented submerged plasma arc technology.

●	Our Venturi flow design enables us to closely manage the speed of fluids passing near the plasma arc.

●	This allows us to manage the residence time, or close proximity to the heat & energy of the plasma arc.

●	The combination of our patents and trade secrets are the driving force behind the economic superiority of our gasification process.

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Strategy; Product Distribution

The Company utilizes three operational business strategies globally.

In the United States, we operate a retail and wholesale model for our industrial gas and welding supply distribution locations branded as “MagneGas Welding Supply”. Our 28 industrial gas retail locations are spread across the southern United States, but are localized in the largest markets for the consumption of industrial gases and welding supplies, including California and Texas. Our MagneGas Welding Supply stores sell and distribute a full line of industrial gases and welding equipment and services to a wide range of end users including metalworking, manufacturing, utility power plants, medical, agriculture, transportation, repair, demolition, salvage and a number of other industries.

In addition to the suite of industrial gases and welding supplies we sell through MagneGas Welding Supply, we also market and sell our core proprietary synthetic fuel, MagneGas as a clean, renewable, superior alternative to acetylene - a fossil fuel-based product. We currently have operational Gasification Units in Florida and Texas. Since 2017, we have significantly expanded the range we are able to distribute MagneGas and are now able to more efficiently address markets within a 1,000-mile radius of our production hubs in Florida and Texas. Within the next year, we plan to add one or more Gasification Units in Arizona to serve the western United States.

Internationally we operate two additional business models. Our international strategy focuses on the key technological and environmental advantages of MagneGas to disrupt a $7 billion industry outside the United States. We have focused our development initiatives in economies that prioritize water conservation, sustainability and safety. MagneGas has a zero-water consumption footprint, is the only known renewable metal cutting fuel on the planet and has been proven in numerous independent studies to be safer than acetylene. For these reasons, we have initially prioritized expansion into markets that legislate with a view toward environmental conservation and sustainability, specifically water constrained economies in the middle east and the sustainability focused economies of greater Europe.

The first model is a sales and joint venture structure for the sale of Gasification Units and the production of MagneGas through joint ventures or direct sales relationships to industrial consumers of metal cutting fuels looking to replace acetylene with MagneGas.

Our second international business model is an owner-operated model where we operate our Gasification Units in strategic locations for the production and sale of MagneGas directly to end-users.

We plan to continue to grow our U.S. retail and wholesale model by expanding the use and adoption of MagneGas and through measured acquisitions of independent industrial gas and welding supply distributors in key markets throughout the U.S. Additionally, we anticipate scaling international expansion of Gasification Unit sales through the establishment of additional joint venture relationships and direct sales to end users. We seek to deliver a renewable and sustainable alternative to propane by 2022 and a sustainable alternative to existing bio-fuel micro grid power generation by 2025.

In the year to come we plan to continue to promote MagneGas as a cleaner, safer, smarter alternative to the incumbent fossil fuel-based products globally.

Competitive Business Conditions

The competitive landscape in which our business operates is comprised of several major players, such as Linde, Airgas, Matheson, and Air Products, to name a few, and a number of smaller regional and independent distributors which compete for market share in certain geographical areas.

Governmental Approval

The transportation of our gas products, including MagneGas, in the United States is regulated by the U.S. Department of Transportation (“DOT”). The operation of our retail locations is regulated by the Occupational Safety and Health Administration (“OSHA”). That said, most of our welding supply products and the applications for which they are used are not subject to governmental approval, although we are subject to state and local licensing requirements. Internationally, local and national governments and agencies govern the sale and transportation of our products.

Governmental Regulations

In the United States, we are regulated by the DOT and state transportation agencies in the method of storage and transportation of the gases we make and sell. Internationally, various similar national and local regulatory bodies govern the production, transportation and sale of our Gasification Units and MagneGas in each country where we intend to operate or sell our products or technology. We believe that our current operations are fully compliant with applicable the local, state and federal regulations where we operate.

Key Factors Affecting Performance

Sales of Gasification Units, Gases and Welding Supplies

We generate substantially all of our revenue through the sale of Gasification Units, industrial gases and welding equipment for a wide range of end market users. In some cases, we generate revenue from the sale of services.

Utilization of Our Products

We believe there is significant opportunity to increase awareness for and the use of MagneGas as an alternative to acetylene and propane. Our product is environmentally friendly, renewable and burns clean. It has been independently demonstrated to be a safer alternative to acetylene. Our product is also priced significantly less than acetylene. We believe that as more of our present and future customers realize the potential benefits of MagneGas, our market share will expand, our sales will continue to grow and diversify.

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Investment in Infrastructure and Growth

Our ability to increase our sales of industrial gases and welding equipment and the ancillary services we offer and to further penetrate our target markets is dependent in large part on our ability to invest in our infrastructure and in our sales and marketing efforts. We continue to invest in value-added infrastructure, such as gasification units, gas fill plants and gas cylinders to serve our end clients. In order to drive future growth, we plan to hire additional sales and customer support personnel and to invest in marketing our products to our target customers both in the United States and internationally. We believe this will lead to corresponding increases in our operating expenses, and thus may negatively impact our operating results in the short term, although we believe that these investments will grow and improve our business and financial condition over the long term.

Increased System Efficiency for Greater Fuel Output

We continue to conduct ongoing research and development to discover new methods to increase efficiency and reduce the cost of the production of our fuels. Since 2012, we have reduced our proprietary production costs by 88% and are working diligently to reduce costs by another 25% in the next year, which we believe will further enable our pricing competitiveness relative to acetylene. During the last two fiscal years, we typically have periodically expanded our research and development team in order to support these technology driven enhancements to our propriety manufacturing processes.

Employees

As of       , 2020, we employed         full-time employees. We have occasionally used temporary employees and independent contractors to perform production and other duties. We consider our relationship with our employees to be excellent.

Properties

In the spring of 2019, we transitioned our executive team to Peoria, Arizona our corporate headquarters are located at 24980 N. 83rd Avenue, Ste. 100, Peoria, Arizona 85383. We are also in the process of building out tenant improvements at a new flagship MagneGas Welding Supply retail location and manufacturing facility located in Peoria, Arizona for the purposes of mass production of our Gasification Units, as well as the ongoing production of MagneGas for our clients in the Western regions of the United States. We also maintain an active research and development facility located at 11885 44th Street North, Clearwater, Florida.

Nearly all of our retail locations are subject to lease arrangements, some of which provide us the option to purchase the subject real estate in the future. We are planning to or are otherwise in the process of purchasing parcels of real estate encompassing one or more of our retail locations.

Patents and Trademarks

The technology related to the Gasification Units is patented in the United States and we have or are in the process of filing patents under the Patent Cooperation Treaty in other areas of the world. We own all of the patents related to the production of MagneGas and the manufacturing, sale and distribution of Gasification Units and related patents, trademarks and other intellectual property.

We have copyright/trademark rights to or own the following: “TARONIS FUELS”, “MAGNEGAS WELDING SUPPLY”, “MAGNEGAS”, “VENTURI”, “MAGNEGAS2”, “MAGNETOTE”, in the United States; “MAGNEGAS” and “MAGNEHYDROGEN” in Mexico; “MAGNEGAS” in Australia and New Zealand.

Risks Related to Our Business

Investing in our Common Stock involves substantial risk. You should carefully consider all of the information in this prospectus before investing in our Common Stock, including but not limited to the risks related to this offering and our Common Stock, our business and industry, and our financial results, each as described under the section titled “Risk Factors” and elsewhere in this prospectus and our other filings with the Securities and Exchange Commission.

Corporate History

We were initially organized as a Delaware limited liability company on February 1, 2017, under the name MagneGas Welding Supply, LLC, to be a holding company for Taronis Technologies, Inc. (now known as BBHC, Inc.) welding supply companies, including our subsidiaries. On April 9, 2019, the Company was converted from a limited liability company to a corporation in accordance with the Delaware General Corporation Law. In conjunction with the conversion, we changed the name of the Company to Taronis Fuels, Inc. On December 5, 2019, the Company was spun off by Taronis Technologies, Inc. and all of the holders of Taronis Technologies, Inc.’s common stock on the record date of November 29, 2019, received 5 shares of Taronis Fuels, Inc. for every 1 share of Taronis Technologies, Inc. owned on the record date or purchased in the open market after the record date up to the distribution date of December 5, 2019.

Company Information

Our principal corporate office is located at 24980 N. 83rd Avenue, Suite 100, Peoria, Arizona 85383 and our phone number is 866-370-3835. Our corporate website address is www.taronisfuels.com.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have elected to take advantage of all of these exemptions. We will continue to be an “emerging growth company” until we meet one of the four standards set forth below.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

The term “emerging growth company” means an issuer that had total annual gross revenues of less than $1,070,000,000 during its most recently completed fiscal year. An issuer that is an “emerging growth company” as of the first day of that fiscal year shall continue to be deemed an emerging growth company until the earliest of: (a) The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 or more; (b) The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the Securities Act of 1933; (c) The date on which such issuer has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) The date on which such issuer is deemed to be a large accelerated filer. As noted above, we will remain an “emerging growth company” until we have met one of the foregoing standards.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Reports to Security Holders

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, registration statements and other items pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission (“SEC”). The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements regarding issuers that file electronically with the SEC.

THE OFFERING

Common Stock offered us
Offering Price	$ per share

Common Stock issued and outstanding prior to the offering
Common Stock issued and outstanding after this offering

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $            million, assuming a public offering price of $           per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” beginning on page 14 of this prospectus.

Market for the Offered Securities	Our Common Stock is quoted on the OTCQB under the symbol “TRNF”. As of 2020, the last reported price of our Common Stock on the OTCQB was $ . We have applied to list our Common Stock on the NYSE American under the symbol “TRNF”. The listing of our Common Stock on the NYSE American is not a condition to this offering.

Risk Factors	Investing in our Common Stock involves risks. You should read the “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors to carefully consider before deciding to invest in our securities.

The number of shares of our common stock outstanding is based on          shares of our Common Stock outstanding as of                , 2020 and excludes the following (in each case, as of               , 2020):

●	shares issuable upon the exercise of options;

●	shares issuable upon the exercise of outstanding debentures with an exercise price of $0.09, based on the face value of those convertible debentures;

●	shares issuable upon the exercise of warrants with an exercise price of $0.09 per share;

●	shares issuable upon the exercise of warrants with an exercise price of $0.10 per share; and

●	shares issuable upon the exercise of warrants with an exercise price of $0.1250 per share.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options, debentures, and warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, as well as the other risk factors incorporated herein by reference from “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, “Item 1A. Risk Factors” of Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, “Item 1A. Risk Factors” of Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, and “Item 1A. Risk Factors” of Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, as further updated by our subsequent Exchange Act filings we file with the SEC after the filing of the registration statement of which this prospectus is a part and that are, in each case, incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations, future growth prospects, and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our securities. In these circumstances, you may lose all or part of your investment.

Risks Relating to the Common Stock

Future issuance of our common stock could dilute the interests of existing stockholders.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. We may also be subject to or be required to accept unfavorable terms in financings, including features that may create further dilution, such as warrants, anti-dilution features, price resets and other similar features. These types of features will make such equity financings more dilutive, but may also create additional, compounded dilution in connection with future financings as well. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement, could have an adverse effect on the market price of our common stock. Significant dilution will lower our stock price and could result in the loss of our Nasdaq listing.

The market price for our common stock is volatile, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors, including the trading volume of our shares and the fact that we are considered by some to be a speculative or “risky” investment due to our lack of profits to date and uncertainty surrounding market acceptance of our products. As a consequence, some investors may be inclined to sell their shares quickly and at greater discounts than would be the case with a larger established company. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.

Sales of our shares issued in our recent private placements may cause the market price of our shares to decline.

In a private placement offering conducted during the summer of 2020, we issued 12,500,000 shares of Common Stock to certain accredited investors and, in a separate private placement offering conducted in the same timeframe, we issued warrants to purchase 93,500,000 shares of Common Stock to certain accredited investors. We have registered with the SEC all of those shares of Common Stock and shares of Common Stock underlying those warrants for resale pursuant to a registration statement declared effective by the SEC in August 2020. All of these shares may be freely sold in the open market. In addition, in a private placement offering that occurred in October 2020 we issued 108,500,000 shares of Common Stock to certain accredited investors and, in an exchange transaction that occurred in October 2020, we issued 20,037,020 shares of Common Stock to certain accredited investors in exchange for all or a portion of their convertible debentures. We have registered with the SEC all of those shares of Common Stock for resale pursuant to a registration statement declared effective by the SEC in November 2020. All of these shares may be freely sold in the open market. In addition, in a private placement offering that occurred in November 2020, we issued 124,800,000 shares of Common Stock to certain accredited investors. We have registered with the SEC all of the shares of Common Stock for resale pursuant to a registration statement declared effective by the SEC in December 2020. All of these shares may be freely sold in the open market.

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The shares issued during the summer of 2020, October 2020, and November 2020 represent a significant portion of our daily trading volume. The sale of a significant number of shares in the open market, or the perception that these sales may occur, could cause the trading price of our Common Stock to decline or become highly volatile.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our securities to fall.

Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. Factors that may affect our quarterly results include:

●	our entry into mergers, acquisitions, joint ventures and other strategic transactions;

●	market acceptance of our products and those of our competitors;

●	the sales and fulfillment cycle associated with our products, which is typically lengthy and subject to a number of significant risks over which we have little or no control, and the corresponding delay in our receipt of the associated revenue;

●	our ability to complete the technical milestone tests associated with our commercial agreements;

●	our ability to attract and retain key personnel;

●	development of new designs and technologies; and

●	our ability to manage our anticipated growth and expansion.

The price of shares of our common stock may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock now or in the future.

The price of our common stock, when traded, may not reflect our true value. We cannot guarantee that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend, among other things, on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors and we cannot guarantee that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may have difficulty finding purchasers for our shares should they attempt to sell shares held by them. Even if a more active market should develop, the price of our shares of common stock may be highly volatile. Our shares should be purchased only by investors having no need for liquidity in their investment and who can hold our shares for an indefinite period of time.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	Variations in our revenues and operating expenses;

●	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

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●	Market conditions in our industry, the industries of our customers and the economy as a whole;

●	Actual or expected changes in our growth rates or our competitors’ growth rates;

●	Developments in the financial markets and worldwide or regional economies;

●	Announcements of innovations or new products or services by us or our competitors;

●	Announcements by the government relating to regulations that govern our industry;

●	Sales of our common stock or other securities by us or in the open market; and

●	Changes in the market valuations of other comparable companies.

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Our analyst coverage is limited at this time, and if we do not maintain our analyst coverage or if other analysts do not publish research reports about us, the price of our common stock could be negatively impacted and result in limited trading volume. If we do maintain or receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The U.S. Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on a national exchange, and if the price of our common stock is less than $5.00 per share, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our securities.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our securities, which may limit a stockholder’s ability to buy and sell our securities and have an adverse effect on the market for our securities.

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We do not intend to pay dividends for the foreseeable future, and as a result you must rely on increases in the market price of our common stock for returns on your equity investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

Being a public company is expensive and could adversely affect our ability to attract and retain qualified officers and directors.

Following the completion of the spin-off from Taronis Technologies, Inc. (now known as BBHC, Inc.), we became a public company and we are now subject to the reporting requirements of the Securities Exchange Act of 1934. These requirements generate significant accounting, legal, and financial compliance costs, and make some activities more difficult, time consuming or costly than they would otherwise be, and may place significant strain on our personnel and resources. These rules and regulations applicable to public companies, and the risks involved in serving as an officer or director of a public company, may also make it more difficult and expensive for us to obtain director and officer liability insurance, and to recruit and retain qualified officers and directors.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we are required to report any changes in internal controls on a quarterly basis. In addition, we are required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the common stock could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

The term “emerging growth company” means an issuer that had total annual gross revenues of less than $1,070,000,000 during its most recently completed fiscal year. An issuer that is an emerging growth company as of the first day of that fiscal year shall continue to be deemed an emerging growth company until the earliest of: (a) The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 or more; (b) The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the Securities Act of 1933; (c) The date on which such issuer has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) The date on which such issuer is deemed to be a large accelerated filer.

Based on the above definition, we qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

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●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and warrants and the price of our securities may be more volatile.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We are considered a “smaller reporting company” and are exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act a “smaller reporting company” means an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

a)	Had a public float of less than $250 million; or

b)	Had annual revenues of less than $100 million and either:

	a.	No public float; or

	b.	A public float of less than $700 million.

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Whether an issuer is a smaller reporting company is determined on an annual basis.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

Provisions of our certificate of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include, among others, when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board may, without stockholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Provisions of our certificate of incorporation may prevent stockholder derivative actions or any other actions brought against the officers or directors of the Company from being brought in any court except the Court of Chancery of the State of Delaware.

Our Certificate of Incorporation includes an exclusive forum provision that states in pertinent part that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law, including, any derivative action or proceeding brought on behalf of the Company, actions asserting breaches of fiduciary duties, and actions related to the Company’s certificate of incorporation, bylaws, the Delaware General Corporation Law and so forth. Additionally, unless the Company otherwise consents, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. These provisions limit the ability of the Company’s stockholders to bring actions in any court other than the Court of Chancery (or federal court), which ultimately may disadvantage the Company’s stockholders or be cost prohibitive. Notwithstanding the foregoing, there is uncertainty as to whether a court would enforce such provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the exclusive forum provision does not apply to actions arising under the Securities Exchange Act of 1934.

Fiduciaries investing the assets of a trust or pension or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Shares are not freely transferable and there may not be a market created in which the Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Considerations.”

Risks Related to This Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on the NYSE American, which could make it more difficult for investors to sell their shares.

Our common stock is currently quoted on OTCQB. There is a limited trading market for our common stock. We have applied for the listing of our Common Stock on the NYSE American under the symbol “TRNF” upon completion of this offering, subject to official notice of issuance; however, the listing of our Common Stock on the NYSE American is not a condition to this offering. In the event our common stock begins trading on the NYSE American, there can be no assurance that trading of our common stock on such market will be sustained. In the event that our common stock is not listed on the NYSE American or if we do not sustain such listing, our common stock could be quoted only on the OTC Markets. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our common stock and our common stock may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.

A more active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.

We may issue more shares to raise capital, which will result in substantial dilution.

Our amended and restated certificate of incorporation authorize the issuance of a maximum of 950,000,000 shares of common stock. Any additional financings effected by us may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the common stock issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our current stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of common stock might be materially and adversely affected.

Our board of directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our Company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of preferred stock, $0.000001 par value per share, with such designation rights and preferences as may be determined from time to time by the board of directors. Our board of directors is empowered, without the need to obtain stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, which research and reports are not and would not be subject to our control. We currently have research coverage by securities analysts, and industry analysts that currently cover us may cease to do so. If industry analysts cease coverage of our company, the trading price for our stock could be materially and adversely impacted. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price may be materially and adversely impacted. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

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We do not intend to pay dividends for the foreseeable future.

We have never declared or paid cash dividends on our capital stock nor are we under any obligation to declare or pay such cash dividends. We currently intend to retain any future earnings to fund our operations and the development and growth of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases to a price above the price you paid for them and you sell such shares.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly and volatility may increase.

Of the                    shares of our common stock issued and outstanding as of                 ,                   shares are freely tradable without restriction by stockholders who are not our affiliates. Of our outstanding shares, shares are “restricted securities” as defined in Rule 144 When the restrictions on these shares are released or expire, such shares may be sold which may cause the market price of our common stock to decline.

If the price of our Common Stock fluctuates significantly, your investment could lose value.

Our common stock is listed on OTCQB. We have applied to list our common stock on the NYSE American under the symbol “TRNF” upon completion of this offering; however, the listing of our Common Stock on the NYSE American is not a condition to this offering. We cannot assure you that an active public market will continue for our common stock or that we will be listed on the NYSE American. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to:

●	our quarterly or annual operating results;

●	changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;

●	failure to achieve our growth expectations;

●	failure to attract new customers and consumers or retain existing customers and consumers;

●	the effect of increased or variable competition on our business;

●	additions or departures of key or qualified personnel;

●	failure to adequately protect our intellectual property;

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●	costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

●	changes in governmental or other regulations affecting our business;

●	our compliance with governmental or other regulations affecting our business; and

●	changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price in this offering. We may sell shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price paid by investors in this offering. Also, we have reserved                      shares of common stock for issuance pursuant to future awards under our 2019 equity plan. The issuance of such additional shares of common stock, or securities convertible or exchangeable into common stock, may cause the price of our common stock to decline. Additionally, if all or a substantial portion of these shares are resold into the public markets then the trading price of our common stock may decline.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $         million from the sale of the shares of Common Stock offered by us in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purpose of this offering is to obtain additional capital to support our operations. We intend to use the net proceeds of this offering to fund working capital and other general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCQB under the symbol “TRNF”. We have applied to have our Common Stock listed on the NYSE American under the symbol “TRNF.” The listing of our Common Stock on the NYSE American is not a condition to this offering.

Holders

As of                     , 2020 there were                stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

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CAPITALIZATION

Prior to the closing of this offering, on            , 2020 we plan to effectuate a reverse stock split of the outstanding shares of our common stock at a ratio of        shares. The reverse stock split was approved by our board of directors and the holder of all issued and outstanding shares of our common stock on November 22, 2019. Unless otherwise indicated, the share amount and per share information in this prospectus do not reflect the implementation of the reverse stock split.

The following table sets forth our cash and cash equivalents, as well as our capitalization, as of September 30, 2020 as follows:

●	on an actual basis;

●	on a pro forma basis, as adjusted, after giving effect to our private placement in the fourth quarter of fiscal 2020, pursuant to which the Company sold certain accredited investors 124,800,000 shares of our common stock at a price per share of $0.10, and our reverse stock split on , 2020; and

●	on an as adjusted basis, giving further effect to the receipt of estimated net proceeds from the sale of shares of common stock in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

As of September 30, 2020 Unaudited Selected Condensed Balance Sheet Items (In Thousands, except share and per share amounts)	Actual		Pro Forma Adjustments		Total Pro Forma Amounts		Pro Forma Adjustments for this Offering		Pro Forma as Adjusted for this Offering
Cash	$212	$		$		$		$
All other assets	76,110
Total assets	$76,322

Total liabilities	$36,799
Common stock, par value $0.000001 per share, 950,000,000 shares authorized, 181,005,526 shares deemed issued and outstanding, actual; shares issued and outstanding, as adjusted	2
Additional paid-in capital	54,495
Accumulated deficit	(12,773)
Total shareholders’ equity	39,524
Total capitalization	$76,322	$		$		$		$

You should read this information in conjunction with the information contained in “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes in this prospectus.

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DILUTION

Prior to the closing of this offering, on               , 2020 we plan to effectuate a reverse stock split of the outstanding shares of our common stock at a ratio of            shares. The reverse stock split was approved by our board of directors and the holder of all issued and outstanding shares of our common stock on November 22, 2019. Unless otherwise indicated, the share amount and per share information in this prospectus do not reflect the implementation of the reverse stock split.

If you purchase shares of our Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $        per share and the as adjusted net tangible book value per share of our common stock immediately upon the consummation of this offering.

Our historical net tangible book value as of September 30, 2020 was $      , or $       per share of common stock, as adjusted for our              reverse stock split, based on 181,005,526 shares of common stock outstanding as of September 30, 2020. Historical net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of such date.

Our pro forma net tangible book value, as adjusted, as of September 30, 2020, after giving effect to our private placement in the fourth quarter of fiscal 2020 and our              reverse stock split on          , 2020, was approximately $          , or $          per share of common stock.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale                 of shares of common stock in this offering at an assumed public offering price of $             per share, and after deducting underwriters’ commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2020 would have been $            million, or $            per share. This represents an immediate increase in net tangible book value of $            per share to existing stockholders and an immediate dilution in net tangible book value of $           per share to purchasers of shares in this offering, as illustrated in the following table:

Offering price per share	$
Historical net tangible book value per share as of September 30, 2020	$
Increase in net tangible book value per share attributable to pro forma adjustments	$
Pro forma net tangible book value, as adjusted, per share as of September 30, 2020	$
Increase in pro forma net tangible book value, as adjusted, per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering	$
Dilution per share to new investors purchasing shares in this offering	$

The above discussion and table do not include the following:

●	shares issuable upon the exercise of options;

●	shares of Common Stock that are issuable upon the conversion of outstanding convertible debentures, based on the face value of those convertible debentures;

●	shares of Common Stock that are issuable upon the exercise of warrants with an exercise price of $0.09 per share;

●	shares of Common Stock that are issuable upon the exercise of warrants with an exercise price of $0.10 per share; and

●	shares of Common Stock that are issuable upon the exercise of warrants with an exercise price of $0.1250 per share.

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DESCRIPTION OF CAPITAL STOCK

General

Our amended and restated certificate of incorporation authorizes 950,000,000 shares of common stock, $0.000001 par value per share, and 50,000,000 shares of preferred stock, $0.000001 par value per share.

As of         , 2020, there were         shares of our Common Stock outstanding, and no shares of Preferred Stock outstanding. Upon the completion of this offering, there will be        shares of Common Stock outstanding and no shares of preferred stock outstanding.

The following is a summary of the rights of our common and preferred stock and some of the provisions of our amended and restated certificate of incorporation and bylaws, and the General Corporation Law of the State of Delaware. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the General Corporation Law of the State of Delaware.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our Common Stock does not have cumulative voting rights. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our amended and restated certificate of incorporation provides that we are authorized to issue up to 50,000,000 shares of preferred stock with a par value of $0.000001 per share. Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. Each series of preferred stock is to be issued under our amended and restated certificate of incorporation and a certificate of designation to be approved by our board of directors or a committee thereof and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Of the 50,000,000 shares of authorized preferred stock, no shares have been designated and no shares of preferred stock are outstanding.

Options, Warrants and Convertible Debentures

As of               , 2020 we had issued and outstanding options for an aggregate of                 shares of our Common Stock.

As of              , 2020, we had issued and outstanding warrants to purchase up to              shares of Common Stock at an exercise price of $0.09 per share. These warrants have a term of three (3) years from the date of issuance.

As of             , 2020, we had issued and outstanding warrants to purchase up to               shares of Common Stock at an exercise price of $0.10 per share. These warrants have a term of five (5) years from the date of issuance.

As of            , 2020, we had issued and outstanding warrants to purchase up to               shares of Common Stock at an exercise price of $0.1250 per share. These warrants have a term of five (5) years from the date of issuance.

As of             , 2020, we had issued and outstanding convertible debentures in the principal amount of $             convertible into            shares of common stock at a conversion price of $0.09 based on the face value of those convertible debentures. The convertible debentures are convertible into shares of Common Stock based on such principal amount outstanding plus all accrued but unpaid interest and all other amounts, costs, expenses, and liquidated damages due in respect of the debentures.

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Election of Directors

The holders of shares of Common Stock elect the members of our board of directors. Each share of Common Stock is entitled to one vote. Directors are elected by a majority of the votes cast in an uncontested election (i.e., where the number of nominees does not exceed the number of directors to be elected) and a plurality of votes in a contested election.

Dividends

Since inception we have not paid any dividends on our Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

-	increase or decrease the aggregate number of authorized shares of such class;

-	increase or decrease the par value of the shares of such class; or

-	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

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If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

The OTCQB Quotation

Our common stock is quoted on the OTCQB under the symbol “TRNF.” We have applied to have our Common Stock listed on the NYSE American under the symbol “TRNF.” The listing of our Common Stock on the NYSE American is not a condition to this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno NV 89501, and its telephone number is 775-322-0626.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, other than the OTCQB, there has been no established U.S. public trading market for our common stock. Pursuant to SEC guidance, however, the OTC Market is not a recognized established U.S. public trading market. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our common stock prevailing from time to time.

Upon the completion of this offering, we will have outstanding an aggregate of        shares of common stock. Of these shares, all of the           shares of common stock to be sold in this offering will be freely tradable on the OTCQB (or NYSE American if our listing application is approved) without restriction unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and without further registration under the Securities Act.

The following shares will be available for sale in the public market on the OTCQB (or NYSE American if our listing application is approved) as follows:

●	shares will be freely tradable on the date of this prospectus;

●	shares of our restricted common stock will be eligible for sale when permitted under Rule 144;

●	shares will be eligible for sale upon the expiration of the lock-up agreements beginning 180 days after the date of this prospectus and when permitted under Rule 144;

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●	shares issuable upon the exercise of options as of , 2020;

●	shares that are issuable upon the conversion of those certain convertible debentures based on the face value of those debentures;

●	shares of Common Stock that are issuable upon the exercise of warrants with an exercise price of $0.09 per share;

●	shares of Common Stock that are issuable upon the exercise of warrants with an exercise price of $0.10 per share; and

●	shares of Common Stock that are issuable upon the exercise of warrants with an exercise price of $0.1250 per share.

Lock-up Agreements

We, each of our executive officers and directors, all of the selling stockholders and certain other stockholders that will collectively own % of our outstanding common stock immediately following the consummation of the offering (assuming no exercise of the underwriters’ option to purchase additional shares) have agreed not to sell any common stock or securities convertible into or exercisable or exchangeable for shares of common stock for a period of 180 days from the date of this prospectus, subject to certain exceptions. Please see “Underwriting” for a description of these lock-up provisions. The representatives of the underwriters, in their sole discretion, may at any time release all or any portion of the shares from the restrictions in such agreements.

Rule 144

In general, under Rule 144 under the Securities Act as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the six months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported by the OTCQB (or NYSE American if our listing application is approved) during the four calendar weeks preceding the filing of notice of the sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of common stock by beneficial owners of our common stock that acquire common stock pursuant to this offering and that hold such shares as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular stockholders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of stockholders, such as:

●	financial institutions

●	regulated investment companies

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●	real estate investment trusts

●	tax-exempt entities

●	insurance companies

●	persons holding the shares as part of a hedging, integrated or conversion transaction, constructive sale or “straddle”

●	persons who acquired common stock through the exercise or cancellation of employee stock options or otherwise as compensation for their services

●	U.S. expatriates

●	persons subject to the alternative minimum tax

●	dealers or traders in securities or currencies

●	holders whose functional currency is not the U.S. dollar.

This summary does not address estate and gift tax consequences (except to the extent specifically provided herein), the Medicare contribution tax on certain net investment income or tax consequences under any state, local or foreign laws.

For purposes of this section, you are a “U.S. Holder” if you are: (1) an individual citizen of the United States or a resident alien of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If you are an individual, you may be treated as a resident alien of the United States, as opposed to a non-resident alien, for U.S. federal income tax purposes if you are present in the United States for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, you would count all of the days that you were present in the then-current year, one-third of the days that you were present in the immediately preceding year and one-sixth of the days that you were present in the second preceding year. Resident aliens are subject to United States federal income tax as if they were U.S. citizens, and thus would constitute “U.S. Holders” for purposes of the discussion below. If you are a citizen or tax resident of a country with which the United States has a tax treaty, other rules may apply in determining whether you are a resident alien.

The term “Non-U.S. Holder” means any beneficial owner of common stock that is neither a U.S. Holder nor a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

If a partnership or other pass-through entity is a beneficial owner of common stock, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that acquires common stock, you are urged to consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of common stock.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

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The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of common stock and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local and applicable foreign tax laws of the acquisition, ownership and disposition of common stock.

U.S. Holders

The rules discussed in the following paragraphs will apply to your acquisition, ownership and disposition of common stock if you are a U.S. Holder, as defined above.

Distributions

Distributions of cash or property that we pay in respect of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by you when actually or constructively received in accordance with your regular method of accounting for U.S. federal income tax purposes. Any such dividend will generally be eligible for the dividends received deduction if you are a corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction. If you are a non-corporate U.S. Holder, dividends received may be eligible for U.S. federal income taxation at the long-term capital gains rates generally applicable to individuals, provided that the applicable holding period and other requirements are met. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of your tax basis in our common stock, and thereafter will be treated as capital gain.

Sale, Exchange or Other Taxable Disposition of Common Stock

You generally will recognize gain or loss upon the taxable sale, exchange or other disposition of common stock in an amount equal to the difference between (i) the amount realized upon the sale, exchange or other taxable disposition and (ii) your adjusted tax basis in the common stock. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, you have held the common stock for more than one year. Long-term capital gains are currently taxed, in the case of non-corporate taxpayers, at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends paid to you in respect of common stock and the proceeds received by you from the sale, exchange or other disposition of common stock within the United States unless you are a corporation or other exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status, or you fail to report in full dividend and interest income.

Non-U.S. Holders

Distributions

Distributions of cash or property that we pay in respect of common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Except as described below under “—Non-U.S. Holders—U.S. Trade or Business Income,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our common stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an income tax treaty.

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Sale, Exchange or Other Taxable Disposition of Common Stock

You generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of common stock unless:

●	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “U.S. Trade or Business Income,” below;

●	you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

●	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) under section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if your holdings (direct and indirect) at all times during the applicable period constituted 5% or less of our common stock, provided that our common stock were regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (A) such income or gain is (i) effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of your interest and your holding period for the common stock (subject to the exception set forth above in the second paragraph of “Sale, Exchange or Other Taxable Disposition of Common Stock”. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

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U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder who is treated as the owner of or has made certain lifetime transfers of an interest in our common stock, you will be required to include the value thereof in your gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding Tax

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) or otherwise establish an exemption and we do not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS..

Additional Withholding Requirements Under FATCA

Sections 1471 through 1474 of the Code, commonly referred to as FATCA, and applicable Treasury regulations impose or will impose withholding at a rate of 30% on payments of dividends on, and gross proceeds from the sale or redemption of, our common stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner of our common stock that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in excess of otherwise applicable withholding tax by filing a U.S. federal income tax return (which may entail significant administrative burden). A beneficial owner that is a foreign financial institution but not a “participating foreign financial institution” (as defined under FATCA) will be able to obtain a refund only to the extent an applicable income tax treaty with the United States entitles such beneficial owner to an exemption from, or reduced rate of, tax on the payment that was subject to withholding under FATCA. These withholding requirements currently apply to any payments of dividends on our common stock, and will apply to payments of gross proceeds from a disposition of our common stock made on or after January 1, 2019. Non-U.S. Holders are urged to consult their tax advisers regarding the effects of FATCA on their investment in our common stock and their potential ability to obtain a refund of any FATCA withholding.

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UNDERWRITING

(“Underwriter”) is acting as the underwriter in this the offering. We have entered into an underwriting agreement dated           , 2020 with Underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Underwriter, and Underwriter has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares

Total

Underwriter committed to purchase all the shares of Common Stock offered by the Company. The obligations of Underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of Underwriter to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by Underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify Underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Underwriter may be required to make in respect thereof.

Underwriter is offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Reimbursement

Underwriter has advised us that it proposes to offer the shares of Common Stock to the public at the public offering price per share set forth on the cover page of this prospectus. Underwriter may offer shares to securities dealers at that price less a concession of not more than $       per share of which up to $       per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by Underwriter.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us:

Total	Per Share
Public offering price	$
Underwriting discounts and commissions ( %)	$
Non-accountable expense allowance ( %)	$
Proceeds, before expenses, to us	$

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $            .

Lock-Up Agreements

The Company, each of its directors and officers and 5% or greater holders of the Company’s outstanding shares of Common Stock as of the date of this prospectus, have agreed for a period of (i) six months after the date of this prospectus in the case of directors and officers and the 5% or greater holders of the Company’s outstanding Common Stock and (ii) three months after the date of this prospectus in the case of the Company, without the prior written consent of Underwriter, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or

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●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or

●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by Underwriter. Underwriter may allocate a number of securities for sale to its online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, Underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If Underwriter sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if Underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor Underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Other Relationships

Underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of our Common Stock offered by this prospectus will be passed upon for us by our General Counsel.               has acted as counsel for Underwriter in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Taronis Fuels, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and December 31, 2018 have been incorporated herein in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in the notes to the consolidated financial statements) of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein to our Annual Report on Form 10-K, and upon the authority of Marcum LLP as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-1 we filed with the SEC under the Securities Act of 1933, as amended, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at http://www.taronisfuels.com.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

In addition, the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 22, 2020.

●	Our Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2020, filed with the SEC on July 6, 2020 and July 8, 2020, respectively, Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 19, 2020, and Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 19, 2020.

●	Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on February 4, 2020 (except for information contained therein which is furnished rather than filed), February 5, 2020 (except for information contained therein which is furnished rather than filed), March 30, 2020, April 17, 2020, April 20, 2020, May 15, 2020, May 28, 2020, June 11, 2020 (except for information contained therein which is furnished rather than filed), June 18, 2020, August 10, 2020, August 19, 2020 (except for information contained therein which is furnished rather than filed), August 21, 2020, October 14, 2020, October 22, 2020, October 23, 2020, November 10, 2020, November 24, 2020, December 2, 2020, December 15, 2020, and December 18, 2020.

●	The description of our Common Stock contained in our registration statement on Form 10-12G (File No. 191283803) filed with the SEC on September 30, 2019, as subsequently amended.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference, unless such Form 8-K expressly provides to the contrary.

We will provide to each person to whom a prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such information should be directed to:

Taronis Fuels, Inc.

Attention: Corporate Secretary

24980 N. 83rd Avenue, Ste. 100

Peoria, AZ 85383

(866) 370-3835

28

                          Shares of Common Stock

PROSPECTUS

            , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by us. All amounts are estimated except the SEC registration fee and FINRA filing fee.

Amount
SEC Registration Fee	$545.50
FINRA Filing Fee	(1)
Initial NYSE American Listing Fee	(1)
Printing and Engraving Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Transfer Agent Fees and Expenses	(1)
Miscellaneous Expenses	(1)
Total Expenses	$(1)

(1)	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

Our by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 15. Recent Sales of Unregistered Securities.

On November 30, 2020, we issued 1,000,000 restricted shares of common stock to BBHC, Inc., with a cost basis of $0.1226 per share, in connection with an amendment to a Purchase Agreement pursuant to which we acquired the entire intellectual property portfolio of BBHC, Inc. The shares of restricted common stock were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

In a private placement offering in that held closings on November 18, 2020 and November 20, 2020, the Company sold a principal amount of $12,480,000 of its shares of Company’s common stock at a purchase price per share of $0.10 to certain accredited investors for a total of 124,800,000 shares of restricted common stock. The common stock was issued and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D Rule 506(b) promulgated thereunder and in reliance on similar exemptions under applicable state laws.

On November 6, 2020, the Company issued 4,385,965 shares of restricted Common Stock pursuant to a Confidentiality, Non-Disclosure, and Non-Solicitation Agreement entered into with an employee. The shares were issued with a price per share of $0.1140, which was the closing price of the Common Stock on the OTCQB on November 6, 2020. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

In an exchange transaction that closed on October 23 2020, the Company issued 20,037,020 shares of its common stock to certain accredited investors that were holders of our 12.5% Original Issue Discount Senior Subordinated Secured Convertible Debentures (“Debentures”) in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506(b) as promulgated thereunder pursuant to exchange agreements. Pursuant to the exchange transaction, certain holders of the Debentures exchanged the principal amount of their Debenture plus accrued interest plus a prepurchase premium of 120% (the “Exchange Value”) for a number of shares of common stock equal to the Exchange Value divided by $0.10. Other holders exchanged a portion of the Exchange Value for cash and a portion of the Exchange Value for shares of common stock determined by dividing the portion of the Exchange Value to be exchanged for common stock by $0.10. The exchange transaction was consummated in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

On October 21, 2020, the Company issued a warrant to the lender under its senior secured asset-based revolving credit facility to purchase 8,000,000 shares of common stock with an exercise price of $0.1250 and a expiration date of five years from the date of issuance. The warrant represents a 10% warrant coverage on the full credit facility commitment of $10 million. The warrant was issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act

In a private placement offering in that closed on October 14, 2020, the Company sold a principal amount of $10,850,000 of its shares of Company’s common stock at a purchase price per share of $0.10 to certain accredited investors for a total of 108,500,000 shares of restricted common stock. In addition, the placement agent in the private placement offering was granted a common stock purchase warrant for the purchase of 5,125,000 shares of the Company’s common stock at an exercise price of $0.10. The common stock and common stock purchase warrant were issued and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D Rule 506(b) promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company agreed to issue the placement agent a warrant in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act to purchase 5,125,000 shares of common stock with an exercise price of $0.10 per share and expiration date of five years from issuance.

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On October 9, 2020, the Company issued 100,000 shares of restricted common stock valued at a market price of $0.1132 to a consultant for services rendered or to be rendered. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On September 1, 2020, the Company issued 576,923 shares of restricted common stock valued at a market price of $0.13 as partial payment for a deposit due under a lease agreement. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On August 25, 2020, we issued 200,000 shares of restricted common stock to a consultant for services rendered or to be rendered. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, or the Securities Act.

On August 21, 2020, we issued 200,000 shares of restricted common stock to a consultant for services rendered or to be rendered. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, or the Securities Act.

On August 20, 2020, the Company issued 2,500,000 shares of restricted common stock for no additional consideration to certain accredited investors pursuant to obligations under the terms of a private placement originally disclosed on a Current Report on Form 8-K filed with the SEC on June 18, 2020.

Pursuant to a Purchase Agreement under which the Company acquired the entire intellectual property portfolio of BBHC, Inc., on August 19, 2020, the Company issued 7,092,199 shares of restricted common stock to BBHC, Inc.. The shares of restricted common stock were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 12, 2020, the Company issued a total of 200,000 shares of restricted common stock in connection with certain financial obligations related to a transaction the Company closed in May 2020. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, or the Securities Act.

In a private placement offering during July and August 2020, the Company sold a principal amount of $7,650,000 convertible debentures convertible into 85,000,000 shares of common stock at a conversion price of $0.09 based on the face value of those convertible debentures. The convertible debentures are convertible into shares of Common Stock based on such principal amount outstanding plus all accrued but unpaid interest and all other amounts, costs, expenses, and liquidated damages due in respect of the debentures. In connection with the purchase of the Debentures, the investors received warrants to purchase 85,000,000 shares of the Company’s common stock at an exercise price equal to $0.09. In addition, the placement agent in the private placement was granted a common stock purchase warrant for the purchase of 8,500,000 shares of the Company’s common stock. The Debentures and Common Stock Warrants were issued and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D Rule 506(b) promulgated thereunder and in reliance on similar exemptions under applicable state laws.

During the three months ended June 30, 2020, the Company issued a total of 1,666,667 shares of restricted common stock as a down payment for a corporate office lease. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, or the Securities Act.

On May 6, 2020, we issued 138,000 shares to a consultant for services rendered. The shares were valued at a price of $0.1210 per share and were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act. The shares were not issued from the Company’s equity compensation plan.

On March 30, 2020, we initiated a private placement of restricted common stock to our officers and directors. In connection with the offering five of our officers and directors purchased an aggregate of 4,402,176 shares of restricted common stock at market price of $0.09 per share. The shares were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act, and were purchased directly from the Company for good and valuable consideration.

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On March 24, 2020, we issued and an aggregate of 5,000,000 shares of restricted common stock to three consultants for services to be rendered pursuant to their consulting agreements. The shares were valued at market price of approximately $0.10 per share and were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act, and were not issued from the Company’s equity compensation plan.

On February 3, 2020, we issued an aggregate of 445,000 shares of restricted common stock to nine of our employees for services rendered. The shares were valued at a fair value price of $0.14 per share and were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act, and were not issued from the Company’s equity compensation plan.

On January 15, 2020, we entered into a Settlement Agreement with YA II PN, Ltd. and in connection with the settlement of litigation we issued YA II PN, Ltd. a total of 2,375,000 shares of unrestricted common stock, valued at a fair value price of $0.14 per share, pursuant to an exemption from registration afforded by Section 3(a)(10) of the Securities Act.

On January 10, 2020, we issued an aggregate of 200,000 shares of restricted common stock to three individuals in connection with a pending transaction. The shares were valued at a fair value price of $0.14 per share and were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 1, 2020, we issued a member of our Board of Directors 1,472,535 shares of restricted common stock as board compensation. The shares were valued at a fair value price of $0.14 per share and were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act, and were not issued from the Company’s equity compensation plan.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement for this offering are listed in the Exhibit Index immediately preceding the signature page and incorporated herein by reference.

(b) Financial Statement Schedules.

No financial statement schedules have been submitted because they are not required or are not applicable or because the information required is included in the consolidated financial statements or the notes thereto, which are incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. For purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Taronis Fuels, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
3.2	Bylaws of Taronis Fuels, Inc. (incorporated by reference to Exhibit 3.2 to General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
4.2	Form of Warrant to Purchase Common Stock of Taronis Fuels, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 10, 2020).
4.3	Form of Specimen Certificate for the Registrant’s common stock, $0.000001 par value per share (incorporated by reference to Exhibit 4.1 to the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
5.1**	Opinion of Counsel
10.1	Form of Securities Purchase Agreement entered into between the Company and Holders (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 10, 2020).
10.2	Form of Subscription Agreement, by and among Taronis Fuels, Inc. and the purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 18 2020).
10.3	Master Distribution Agreement (incorporated by reference to Exhibit 2.1 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.4	Separation Agreement (incorporated by reference to Exhibit 2.2 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.5	Transition Services Agreement (incorporated by reference to Exhibit 10.2 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.6	Tax Sharing Agreement (incorporated by reference to Exhibit 10.1 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.7†	Taronis Fuels, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.8†	Taronis Fuels, Inc. Executive Bonus Plan (incorporated by reference to Exhibit 10.5 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.9†	Taronis Fuels, Inc. Director Compensation Policy and Stock Ownership Guidelines (incorporated by reference to Exhibit 10.9 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.10†	Taronis Fuels, Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.10 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.11	Taronis Fuels, Inc. Insider Trading Policy (incorporated by reference to Exhibit 10.11 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.12†	Taronis Fuels, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 the Registrant’s General Form for Registration of Securities on Form 10-12G filed on September 30, 2019).
10.13	“Form of” Membership Interest Purchase and Sale Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 27, 2020).
10.14	“Form of” Promissory Note (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 27, 2020).

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10.15	“Form of” Membership Interest Purchase and Sale Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed May 27, 2020).
10.16	Form of Debenture of Taronis Fuels, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 10, 2020).
10.17	Form of Security Agreement entered into by and between the Company and the Holders Form of Debenture of Taronis Fuels, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 10, 2020).
10.18	Form of Subsidiary Guarantee entered into by and between the Company’s Subsidiaries and Holders (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 10, 2020).
10.19	Purchase Agreement, dated as of August 19, 2020, between BBHC, Inc. and Taronis Fuels, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 21, 2020).
10.20	Form of Common Stock Purchase Agreement, dated as of October 14, 2020, between Taronis Fuels, Inc. and the purchasers set forth on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 14, 2020).
10.21	Form of Registration Rights Agreement, dated as of October 14, 2020, between Taronis Fuels, Inc. and the purchasers set forth on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 14, 2020).
10.22	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 23, 2020).
10.23	Loan and Security Agreement, dated October 21, 2020, by and between Lender and the Borrowers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 22, 2020).
10.24	Security Agreement (All Assets), dated October 21, 2020, by and between the Borrowers and Lender (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 22, 2020).
10.25	Intellectual Property Security Agreement, dated October 21, 2020, by and between MagneGas IP and Lender (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 22, 2020).
10.26	General Continuing Guaranty, dated October 21, 2020, by and between the Borrowers and Lender (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 22, 2020).
10.27	Form of Common Stock Purchase Agreement, dated as of November 18, 2020, between Taronis Fuels, Inc. and the purchasers set forth on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 24, 2020).
10.28	Form of Registration Rights Agreement, dated as of November 18, 2020, between Taronis Fuels, Inc. and the purchasers set forth on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 24, 2020).
10.29	Amendment to Purchase Agreement, dated as of November 30, 2020, between Taronis Fuels, Inc. and BBHC, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 2, 2020).
10.30	Secured Promissory Note, dated December 14, 2020, by and between Lender and the Borrower (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2020).
10.31	First Modification to Loan and Security Agreement, dated December 14, 2020, by and between the Borrower and Lender (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 18, 2020).
21.1*	List of Subsidiaries
23.1*	Consent of Marcum LLP, an independent registered public accounting firm.
23.2**	Consent of Counsel (included in the opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

† Indicates a management contract or any compensatory plan, contract or arrangement.

* Filed herewith.

** To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Arizona, on this 21st day of December, 2020.

TARONIS FUELS, INC.

By:	/s/ Scott Mahoney
Scott Mahoney
Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive Officer, Interim Principal Financial Officer, and Interim Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Taronis Fuels, Inc., hereby severally constitute and appoint Scott Mahoney and Tyler B. Wilson, and each of them singly (with full power to each of them to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ SCOTT MAHONEY	Chief Executive Officer, Interim Chief Financial Officer, and Director	December 21, 2020
Scott Mahoney	(Principal Executive Officer, Interim Principal Financial Officer, and Interim Principal Accounting Officer)

/s/ ROBERT DINGESS
Robert Dingess	Director	December 21, 2020

/s/ KEVIN POLLACK
Kevin Pollack	Director	December 21, 2020

/s/ WILLIAM STAUNTON
William Staunton	Director	December 21, 2020

/s/ PETER MOLLOY
Peter Molloy	Director	December 21, 2020

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